Exhibit 99.1

The Hanover Insurance Group, Inc. Announces Commencement of Cash Tender Offer for

8.207% Series B Capital Securities and 7.625% Senior Debentures due 2025

WORCESTER, Mass., June 2, 2009 – The Hanover Insurance Group, Inc. (NYSE: THG) announced today the commencement of a cash tender offer (the “Tender Offer”) to purchase a portion of the 8.207% Series B Capital Securities (CUSIP No. 00104PAC3, the “Capital Securities”) issued by AFC Capital Trust I (the “Trust”) and a portion of the 7.625% Senior Debentures due 2025 issued by the Company (CUSIP No. 410867AA3, the “Senior Debentures” together with the Capital Securities, the “Securities”) for an aggregate purchase price, excluding unpaid and accrued distributions or interest, of up to $125,000,000 (the “Maximum Tender Amount”).

Upon the terms and conditions set forth in the Offer to Purchase dated June 2, 2009 (the “Offer to Purchase”) and the related letter of transmittal, the Company is offering to purchase up to the Maximum Tender Amount of the Securities. The Capital Securities will be given priority and all of the Capital Securities validly tendered and not validly withdrawn will be accepted before any of the Senior Debentures are accepted. In the event that the purchase price of tendered Capital Securities is equal to or exceeds the Maximum Tender Amount, none of the Senior Debentures will be accepted for purchase. If there are insufficient funds to purchase all of the tendered Capital Securities or tendered Senior Debentures, subject to the prioritization described above, the amount of Securities purchased will be prorated based on the aggregate liquidation amount with respect to the Capital Securities validly tendered and not validly withdrawn and the aggregate principal amount with respect to the Senior Debentures validly tendered and not validly withdrawn, in each case, rounded down to the nearest integral multiple of $1,000 for the Capital Securities and the Senior Debentures.

The offer expires at 11:59 p.m. on June 29, 2009 (the “Expiration Date”), and may be extended at the option of the Company. Holders who validly tender their Securities and do not validly withdraw such securities before 5:00 p.m. on June 15, 2009 (the “Early Tender Date”) will receive an early tender premium for any accepted Securities. The Company will purchase Securities validly tendered and not validly withdrawn prior to the Early Tender Date at a price equal to $800 per $1,000 liquidation amount of Capital Securities and $900 per $1,000 principal amount of the Senior Debentures. In the interest of clarity, the early tender premium is included in the prices above and not in addition to such prices. In addition, the Company will pay accrued and unpaid distributions or interest up to but not including the settlement date. The Company will purchase Securities validly tendered following the Early Tender Date but prior the Expiration Date at a price equal to $770 per $1,000 liquidation amount of Capital Securities and $870 per $1,000 principal amount of the Senior Debentures. In addition, the Company will pay accrued and unpaid distributions or interest up to but not including the settlement date. In no event will the Company be obligated to purchase any Securities in excess of the Maximum Tender Amount. Holders who tender Securities may withdraw such Securities at any time on or before the Early Tender Date. Completion of the Tender Offer is subject to, and conditioned upon, the satisfaction or, where applicable, the waiver of certain conditions set forth in the Offer to Purchase. The Company may amend, extend or terminate the Tender Offer at any time.

The complete terms and conditions of the Tender Offer are set forth in the Offer to Purchase and the letter of transmittal that are being sent to registered holders of the Securities. Holders are urged to read the Offer to Purchase and the letter of transmittal carefully when they become available.

In connection with the offer, Goldman, Sachs & Co. is serving as Dealer Manager, Okapi Partners LLC is serving as the Information Agent and Continental Stock Transfer & Trust Co. is serving as the Depositary. Persons with questions regarding the offer should contact Goldman, Sachs & Co. at 800-828-3182 (toll free) or 212-357-4692 (collect). Requests for copies of the Offer to Purchase or related letter of transmittal may be directed to Okapi Partners LLC at 212-297-0720 (collect for bank and brokers) or 877-796-5274 (toll free).

The Company expects to fund its purchase of the Securities pursuant to the Tender Offer from its cash and cash equivalents on hand. Subsequent to the Expiration Date, for the purpose of replacing the cash expended in the Tender Offer, The Hanover Insurance Company, a wholly-owned subsidiary of the Company (“Hanover Insurance”), anticipates becoming a member of the Federal Home Loan Bank of Boston (the “FHLBB”) and receiving a loan from the FHLBB. Hanover Insurance has submitted an application to become a member of the FHLBB, which would allow Hanover Insurance to participate in FHLBB’s collateralized borrowing program. If approved for membership, the Company expects that Hanover Insurance will apply for and receive a loan of up to $150,000,000, which loan would be secured with a pledge of government or agency securities held by Hanover Insurance. If borrowings from the FHLBB are not available on terms favorable to Hanover Insurance, the Company may choose to pursue other sources of financing or none at all.

This news release does not constitute an offer to buy or the solicitation of an offer to sell any securities, and nor shall there be any purchase of securities of the Company in any state or jurisdiction in which such offer, solicitation or purchase would be unlawful.

Forward-Looking Statements

Statements included herein may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Use of the words “anticipates,” “expects,” and similar expressions is intended to identify forward-looking statements. Our completion of the Tender Offer is uncertain and subject to risks and uncertainty. If any of the conditions to the Tender Offer is not satisfied or waived, the Tender Offer may not be completed. Furthermore, the benefits the Company expects to realize through the Tender Offer and related transactions are uncertain and may not be realized. Our statements relating to funding expectations and financing plans are also forward-looking statements that are subject to risks and uncertainties. Forward-looking statements are based on expectations, forecasts, and assumptions by the Company’s management and involve a number of risks, uncertainties, and other factors that could cause actual results to differ materially from those stated, including, without limitation, those set forth in the section entitled “Risk Factors” of the Company’s Annual Report on Form 10-K for the year ended December 31, 2008 filed on February 27, 2009, as amended by the Quarterly Report on Form 10-Q filed on May 8, 2009.

The Company cannot be certain that any expectations, forecasts, or assumptions made by its management in preparing these forward-looking statements will prove accurate, or that any projections will be realized. It is to be expected that there may be differences between projected and actual results. The forward-looking statements speak only as of the date of their initial issuance, and the Company does not undertake any obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events, or otherwise.

About The Hanover

The Hanover Insurance Group, Inc., based in Worcester, Mass., is the holding company for a group of insurers that includes The Hanover Insurance Company, also based in Worcester; Citizens Insurance Company of America, headquartered in Howell, Michigan; and their affiliates. The Company offers a wide range of property and casualty products and services to individuals, families and businesses through an extensive network of independent agents, and has been meeting its obligations to its agent partners and their customers for more than 150 years. Taken as a group, the Company ranks among the top 40 property and casualty insurers in the United States.

Contact Information

Investors:	Media:
John F. Reilly	Michael F. Buckley
Email: jofreilly@hanover.com	Email: mibuckley@hanover.com
Phone: 1-508-855-3457	Phone: 1-508-855-3099